EXHIBIT 10.8

SECOND AMENDMENT TO
PROMISSORY NOTE

This Second Amendment to Promissory Note (this “Amendment”) is entered into on November 8, 2013 by and between SearchCore, Inc., a Nevada corporation (the “Company”) and James Pakulis, an individual (the “Holder”)

RECITALS

WHEREAS, Company and Holder are parties to that certain Promissory Note dated December 31, 2012 in the original principal amount of $161,250 (the “Original Note”);

WHEREAS, Company and Holder desire to amend certain provisions of the Original Note, effective as of September 30, 2013, as set forth herein.

NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Holder agree as follows:

AGREEMENT

1.           Section 2 of the Original Note is restated in its entirety as follows:

“2.           PAYMENT OF THE NOTE.  The Principal Amount of this Note shall be paid by the Company as follows:

(a) The Company shall pay the Holder Thirty Seven Thousand Five Hundred Dollars ($37,500) on December 31, 2013; and

(b) The Company shall make twenty three (23) equal monthly installments of principal and interest of Five Thousand Four Hundred Thirty Four Dollars and Ninety Four Cents ($5,434.94) beginning December 31, 2013 and continuing on the 30th of each month thereafter.

If any payment of principal or interest under this Note shall not be made within ten (10) business days when due, a late charge of ten percent (10%) of the outstanding payment amount may be charged by Holder for the purpose of defraying the expenses incident to handling such delinquent payments.  Such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Holder due to the failure of Company to make timely payments.”

2.           Other than as set forth herein, the terms and conditions of the Original Note shall remain in full force and effect.

IN WITNESS WHEREOF, Company and Holder have executed this Agreement on the date first written above.

“Holder”		“Company”

SearchCore, Inc.
a Nevada corporation

By:	/s/ James Pakulis	By:	/s/ James Pakulis
	James Pakulis, an individual		James Pakulis
		Its:	President and Chief Executive Officer

		By:	/s/ Munjit Johal
Munjit Johal
		Its:	Chief Financial Officer